                                                                     EXHIBIT 4.8

                    JOINDER TO REGISTRATION RIGHTS AGREEMENT

          This Joinder to Registration Rights Agreement (this "JOINDER") is made and entered into this 28th day of September 2004 by and among AMF Bowling Worldwide, Inc., a Delaware corporation (the "COMPANY"), AMF Bowling Products, Inc., a Virginia corporation, AMF BCH LLC (formerly AMF Bowling Centers Holdings Inc.), a Delaware corporation, AMF WBCH LLC (formerly AMF Worldwide Bowling Centers Holdings Inc.), a Delaware corporation, American Recreation Centers, Inc., a Virginia corporation, AMF Bowling Centers, Inc., a Virginia corporation, AMF Beverage Company of Oregon, Inc., an Oregon corporation, King Louie Lenexa, Inc., a Kansas corporation, 300, Inc., a Texas corporation, Bush River Corporation, a South Carolina corporation, AMF Bowling Centers (Aust) International Inc., a Virginia corporation, AMF Bowling Centers International Inc., a Virginia corporation, AMF Bowling Mexico Holding, Inc., a Delaware corporation, Boliches AMF, Inc., a Virginia corporation, as Guarantors (each an "Existing Guarantor," and collectively, the "Existing Guarantors"), AMF Bowling Centers Holdings Inc., a Delaware corporation, AMF Worldwide Bowling Centers Holdings Inc., a Delaware corporation (each a "New Guarantor," and together, the "New Guarantors") and Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Credit Suisse First Boston LLC (together, the "Initial Purchasers").

                               W I T N E S S E T H

          WHEREAS, the Company (as successor by merger to Kingpin Merger Sub, Inc.) and the Existing Guarantors have heretofore executed and delivered a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated as of February 27, 2004, providing for certain registration rights to holders of the Company's 10% Senior Subordinated Notes due 2010 (the "NOTES");

          WHEREAS, on September 10, 2004, AMF Bowling Centers Holdings Inc. was renamed AMF BCH Inc., and AMF Worldwide Bowling Centers Holdings Inc. was renamed AMF WBCH Inc.;

          WHEREAS, on September 10, 2004, the Company formed AMF Bowling Centers Holdings Inc., a Delaware corporation and a subsidiary of the Company, and AMF Worldwide Bowling Centers Holdings Inc., a Delaware corporation and a subsidiary of the Company;

          WHEREAS, on September 13, 2004, AMF BCH Inc. contributed all of the capital stock of AMF Bowling Centers, Inc., AMF Beverage Company of Oregon, Inc., Bush River Corporation, King Louie Lenexa, Inc. and 300, Inc. to AMF Bowling Centers Holdings Inc., and AMF WBCH Inc. contributed all of the capital stock of AMF Bowling Mexico Holdings, Inc., Boliches AMF, Inc. and AMF Bowling Centers International Inc. to AMF Worldwide Bowling Centers Holdings Inc.;

          WHEREAS, on September 15, 2004, AMF BCH Inc. was converted to a limited liability company under Delaware law and was renamed AMF BCH LLC, and on September 14, 2004, AMF WBCH Inc. was converted to a limited liability company under Delaware law and was renamed AMF WBCH LLC;

                                        1
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          WHEREAS, the Company desires to subject the New Guarantors to the provisions of the Registration Rights Agreement in compliance with the requirements for new Guarantors set forth in Section 1415(b) of the Indenture, dated as of February 27, 2004 (the "Indenture") among the Company, the Existing Guarantors and Wilmington Trust Company, as trustee, governing the Notes.

          NOW THEREFORE, the parties hereto agree as follows:

          1. JOINDER. The parties hereto agree that, by and upon execution of this Joinder, each New Guarantor (i) shall be a party to the Registration Statement, (ii) shall be a "Guarantor" (as such term is defined in the Indenture) and (iii) shall be subject to the duties and obligations and entitled to the rights and benefits of a Guarantor thereunder, as fully as if such New Guarantor had been an original signatory thereto in such capacity.

          2. CONTINUING EFFECT. Other than as modified in accordance with the foregoing provisions, the remaining terms of the Registration Rights Agreement remain in full force and effect.

          3. GOVERNING LAW. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          4. COUNTERPARTS. This Joinder may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

          5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                                        2
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          IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed, all as of the day and year first above written.

                AMF BOWLING WORLDWIDE, INC.


                By:    /s/ CHRISTOPHER F. CAESAR
                    ------------------------------------------
                Name:  Christopher F. Caesar
                Title: Vice President, Chief Financial Officer, Treasurer and
                       Assistant Secretary


                AMF BOWLING PRODUCTS, INC.
                AMF BCH LLC
                AMF WBCH LLC
                AMERICAN RECREATION CENTERS, INC.
                AMF BOWLING CENTERS, INC.
                AMF BEVERAGE COMPANY OF OREGON
                KING LOUIE LENEXA, INC.
                BUSH RIVER CORPORATION
                AMF BOWLING CENTERS (AUST) INTERNATIONAL INC.
                AMF BOWLING CENTERS INTERNATIONAL INC.
                AMF BOWLING MEXICO HOLDING, INC.
                BOLICHES AMF, INC.


                By:    /s/ CHRISTOPHER F. CAESAR
                    ------------------------------------------
                Name:  Christopher F. Caesar
                Title: acting in the capacities identified on APPENDIX I hereto with respect to each of the Existing Guarantors


                300, INC.


                By:    /s/ WILLIAM D. DUFOUR
                    ------------------------------------------
                Name:  William C. Dufour
                Title: President

                AMF BOWLING CENTERS HOLDINGS INC.
                AMF WORLDWIDE BOWLING CENTERS HOLDINGS INC.


                By:    /s/ CHRISTOPHER F. CAESAR
                    ------------------------------------------
                Name:  Christopher F. Caesar
                Title: acting in the capacities identified on APPENDIX I hereto with respect to each of the New Guarantors

CONFIRMED AND ACCEPTED,
     as of the date first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:    /s/ THOMAS S. HALL
    ----------------------------------------
Name:  Thomas S. Hall
Title: Vice President


By:    /s/ VANESSA GOMEZ
    ----------------------------------------
Name:  Vanessa Gomez
Title: Associate

                                   APPENDIX I

              EXISTING GUARANTOR                       POSITION OF CHRISTOPHER F. CAESAR
---------------------------------------------------------------------------------------------
AMF Bowling Products, Inc.                        Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF BCH LLC                                       Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF WBCH LLC                                      Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

American Recreation Centers, Inc.                 Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Centers, Inc.                         Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Beverage Company of Oregon, Inc.              Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

King Louie Lenexa, Inc.                           Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

Bush River Corporation                            Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Centers (Aust) International Inc.     Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Centers International Inc.            Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

AMF Bowling Mexico Holding, Inc.                  Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

Boliches AMF, Inc.                                Vice President, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary

                NEW GUARANTORS                         POSITION OF CHRISTOPHER F. CAESAR
---------------------------------------------------------------------------------------------
AMF Bowling Centers Holdings Inc.                 President and Treasurer

AMF Worldwide Bowling Centers Holdings Inc.       President and Treasurer